EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-22445 of Find/SVP, Inc. on Form S-8 (pertaining to the Find/SVP, Inc. 1996 Stock Option Plan); in Post-Effective Amendment No. 1 to the Registration Statement No. 333-68315 on Form S-8 (pertaining to the Find/SVP, Inc. 1996 Stock Option Plan); in Registration Statement No. 333-111081 on Form S-8 (pertaining to the Find/SVP, Inc. 2003 Stock Option Plan); and in Registration Statement No. 333-43940 (pertaining to the Find/SVP, Inc. 1996 Stock Option Plan) on Form S-8 of our report dated March 14, 2005 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the Company’s change in method of accounting for goodwill to conform to Statement of Financial Accounting Standard (SFAS) No. 142 “Goodwill and other Intangible Assets” and its method of accounting for stock-based compensation on January 1, 2004 to conform with SFAS No. 123, “Accounting for Stock-Based Compensation”), relating to the financial statements and financial statement schedules of Find/SVP, Inc., appearing in this Annual Report on Form 10-K of Find/SVP, Inc. for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP
New York, New York
March 14, 2005